Exhibit 10.5

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 3, 2013 (the “Amendment Effective Date”) is entered into by Laureate Education, Inc., a Maryland corporation (the “Parent Borrower”), Iniciativas Culturales de España S.L., a Spanish limited liability company (the “Foreign Subsidiary Borrower”, together with the Parent Borrower, the “Borrowers”), Citibank, N.A., as successor Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively), Citigroup Global Markets Inc. (the “Lead Arranger”), KKR Capital Markets LLC (“KCM”) and J.P. Morgan Securities LLC (together with the Lead Arranger and KCM, the “Agents”) and certain financial institutions listed on the signature pages hereto.

RECITALS

1.                                      Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 16, 2011, by and among the Parent Borrower, the Foreign Subsidiary Borrower, the lending institutions party thereto from time to time and Citibank, N.A., as successor Administrative Agent and Collateral Agent (as it has been or may be amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement).

2.                                      Pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers.

3.                                      The Parent Borrower has requested, in accordance with Section 14.1 of the Credit Agreement, that (a) the outstanding Series 2018 Extended Term Loans (including the outstanding Series B New Term Loans and the outstanding Series B Additional Term Loans, as defined below) and the outstanding Series A-2018 New Term Loans (as defined in the Credit Agreement as of the Amendment Effective Date) be refinanced with a new term facility (the “Amended Series 2018 Extended Term Loan Facility”) by obtaining New Series 2018 Extended Term Loan Commitments (as defined in Section 2 of this Amendment) and having the existing Series 2018 Extended Term Loans (including the existing Series B New Term Loans and the Series B Additional New Term Loans) and the existing Series A-2018 New Term Loans be continued as provided herein and (b) the outstanding Series A New Term Loans be refinanced with a new term facility (the “Amended Series A New Term Loan Facility,” together with the Amended Series 2018 Extended Term Loan Facility, the “Amended Term Loan Facilities”) by obtaining New Series A New Term Loan Commitments (as defined in Section 2 of this Amendment) and having the existing Series A New Term Loans be continued as provided herein.

4.                                      The loans under the Amended Series 2018 Extended Term Loan Facility (the “New Series 2018 Extended Term Loans”) will replace and refinance the currently outstanding Series 2018 Extended Term Loans (including the Series B New Term Loans and the Series B Additional Term Loans) and the Series A-2018 New Term Loans.

5.                                      The loans under the Amended Series A New Term Loan Facility (the “New Series A New Term Loans”) will replace and refinance the currently outstanding Series A New Term Loans. The New Series 2018 Extended Term Loans and the New Series A New Term Loans are each a “New Replacement Term Loan” and, collectively, the “New Replacement Term Loans”.

6.                                      Except as otherwise provided herein and with respect to use of proceeds, (a) the New Series 2018 Extended Term Loans will have the same terms as the Series 2018 Extended Term Loans (including the Series B New Term Loans and the Series B Additional Term Loans) and the Series A-2018 New Term Loans currently outstanding under the Credit Agreement and (b) the New Series A New Term Loans will have the same terms as the Series A New Term Loans currently outstanding under the Credit Agreement.

7.                                      Each existing Series 2018 Extended Term Lender (including any Lender that holds Series B New Term Loans or Series B Additional Term Loans), and each Lender holding existing Series A-2018 New Term Loans, that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees to continue all of its outstanding Series 2018 Extended Term Loans (including the Series B New Term Loans and the Series B Additional Term Loans), and its outstanding Series A-2018 New Term Loans, as New Series 2018 Extended Term Loans (such continued Series 2018 Extended Term Loans and Series A-2018 New Term Loans, the “Continued Series 2018 Extended Term Loans”, and such Lenders, collectively, the “Continuing Series 2018 Extended Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its existing Series 2018 Extended Term Loans (including its existing Series B New Term Loans and its existing Series B Additional Term Loans) and its existing Series A-2018 New Term Loans (such existing Series 2018 Extended Term Loans and existing Series A-2018 New Term Loans, the “Existing Series 2018 Extended Term Loans”, and the Lenders of such Existing Series 2018 Extended Term Loans, collectively, the “Existing Series 2018 Extended Term Lenders”) outstanding on the Amendment Effective Date (as defined below) as New Series 2018 Extended Term Loans in a principal amount equal to the aggregate principal amount of such Existing Series 2018 Extended Term Loans so continued (or such lesser amount as notified to such Lender by the Lead Arranger (as defined below) prior to the Amendment Effective Date).

8.                                      Each existing Series A New Term Lender that executes and delivers a Lender Addendum and in connection therewith agrees to continue all of its outstanding Series A New Term Loans as New Series A New Term Loans (such continued Series A New Term Loans, the “Continued Series A New Term Loans”, and such Lenders, collectively, the “Continuing Series A New Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its existing Series A New Term Loans (such existing Series A New Term Loans, the “Existing Series A New Term Loans,” together with the Existing Series 2018 Extended Term Loans, the “Existing Term Loans”, and the Lenders of such Existing Series A New Term Loans, collectively, the “Existing Series A New Term Lenders,” together with the Existing Series 2018 Extended Term Loan Lenders, each an “Existing Term Lender” and, collectively, the “Existing Term Lenders”) outstanding on the Amendment Effective Date as New Series A New Term Loans in a principal amount equal to the aggregate principal amount of such Existing Series A New Term Loans so continued (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Amendment Effective Date) (the Continuing Series 2018 Extended Term Loans and the Continuing Series A New Term Loans being referred to each as a “Continuing

Term Loan” and, collectively, as the “Continuing Term Loans”).

9.                                      Subject to the preceding recitals, (a) each Person (other than a Continuing Series 2018 Extended Term Loan Lender in its capacity as such) that executes and delivers a respective Lender Addendum and agrees in connection therewith to make New Series 2018 Extended New Term Loans (collectively, the “Additional New Series 2018 Extended Term Loan Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make the Additional New Series 2018 Extended Term Loans to the Parent Borrower on the Amendment Effective Date (the “Additional New Series 2018 Extended Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Lead Arranger and notified to such Additional New Series 2018 Extended Term Loan Lender, and (b) each Person (other than a Continuing Series A New Term Loan Lender in its capacity as such) that executes and delivers a respective Lender Addendum and agrees in connection therewith to make New Series A New Term Loans (collectively, the “Additional New Series A New Term Loan Lenders,” together with the Additional New Series 2018 Extended Term Loan Lenders, each an “Additional Term Loan Lender” and, collectively, the “Additional Term Loan Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make the Additional New Series A New Term Loans to the Parent Borrower on the Amendment Effective Date (the “Additional New Series A New Term Loans” ) in such amount (not in excess of any such commitment) as is determined by the Lead Arranger and notified to such Additional New Series A New Term Loan Lender.

10.                               The proceeds of (a) the Additional New Series 2018 Extended Term Loans will be used by the Parent Borrower to repay in full the outstanding principal amount of the Existing Series 2018 Extended Term Loans that are not continued as New Series 2018 Extended Term Loans and (b) the Additional New Series A New Term Loans will be used by the Parent Borrower to repay in full the outstanding principal amount of the Existing Series A New Term Loans that are not continued as New Series A New Term Loans.

11.                               The Continuing Series 2018 Extended Term Loan Lenders and the Additional New Series 2018 Extended Term Loan Lenders (collectively, the “New Series 2018 Extended Term Loan Lenders”) are severally willing to continue their Existing Series 2018 Extended Term Loans as New Series 2018 Extended Term Loans and/or to make New Series 2018 Extended Term Loans, as the case may be, subject to the terms and conditions of this Amendment.

12.                               The Continuing Series A New Term Loan Lenders and the Additional New Series A New Term Loan Lenders (collectively, the “New Series A New Term Loan Lenders,” together with the New Series 2018 Extended Term Loan Lenders, each a “New Term Loan Lender” and, collectively, the “New Term Loan Lenders”) are severally willing to continue their Existing Series A New Term Loans as New Series A New Term Loans and/or to make New Series A New Term Loans, as the case may be, subject to the terms and conditions of this Amendment.

13.                               Section 14.1 of the Credit Agreement permits the Parent Borrower to amend the Credit Agreement, with the written consent of the Administrative Agent and the New Term Loan Lenders, and to refinance each of the Existing Term Loans with the Amended Term Loan Facilities, which are Replacement Term Loans (as defined in Section 14.1 of the Credit Agreement).

14.                               The Borrowers, the New Term Loan Lenders, the Administrative Agent and the other parties hereto desire to amend the Credit Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. On the Amendment Effective Date (as defined below), the following amendments are made to the Credit Agreement:

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Adjusted Consolidated Financial Statements” shall have the meaning provided in Section 1.8.

“Adjusted Non-Consolidated NFP Financial Statements” shall have the meaning provided in Section 1.8.

“Consolidated Financial Statements” shall have the meaning provided in Section 1.8.

“Lender Financials” shall have the meaning provided in Section 1.8.

“Maximum Permitted SLB/Lien Amount” shall mean an amount equal to (a) $400,000,000, less (b) an amount equal to the Net Cash Proceeds of Permitted Sale Leasebacks received from and after the Restatement Effective Date in respect of assets owned by the Parent Borrower or a Restricted Subsidiary pursuant to Section 10.4(n), less (c) the amount of outstanding Indebtedness secured by Liens permitted pursuant to Section 10.2(s) from time to time.

“New Series 2018 Extended Term Loan Commitments” shall have the meaning provided in the Third Amendment.

“New Series 2018 Extended Term Loans” shall have the meaning provided in the Third Amendment.

“New Series A New Term Loan Commitments” shall have the meaning provided in the Third Amendment.

“New Series A New Term Loans” shall have the meaning provided in the Third Amendment.

“Non-Consolidated Not-For-Profit University” shall have the meaning provided in Section 1.8.

“Non-Consolidated NFP Financial Statements” shall have the meaning provided in Section 1.8.

“Not-For-Profit University” shall mean any affiliated not-for-profit, non-stock university that is a Subsidiary.

“Permitted SLB/Lien Prepayment Event” shall mean the issuance or incurrence by the Parent Borrower or any of the Restricted Subsidiaries of any Indebtedness secured by a Lien permitted under Section 10.2(s).

“Prior Financial Statements” shall have the meaning provided in Section 1.8.

“Second Amendment” shall mean that certain Second Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2013, among Laureate Education, Inc., Iniciativas Culturales de España S.L., Citibank, N.A., as Administrative Agent and Collateral Agent, and the certain financial institutions listed on the signature pages thereto.

“Series-A New Revolving Commitments” shall mean the Series 2016 U.S. Revolving Credit Commitments up to the maximum principal amount of $50,000,000 made available pursuant to that certain Joinder Agreement, dated as of December 22, 2011, by and among Morgan Stanley Senior Funding, Inc., Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent.

“Series A-2018 New Term Loan Lender” shall mean any Lender that has a Series A-2018 New Term Loan.

“Series A-2018 New Term Loans” shall mean the Series A-2018 New Term Loans in the original aggregate principal amount of $25,000,000 made pursuant to that certain Joinder Agreement, dated as of December 22, 2011, by and among Bank of Montreal, Chicago Branch, Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent.

“Subsequent Period” shall mean the period beginning with and including the first period for which financial statements are delivered pursuant to Section 1.8(c) reflecting a change in the accounting for Not-for-Profit Universities.

“Third Amendment” shall mean that certain Third Amendment to Amended and Restated Credit Agreement, dated as of October 3, 2013, among the Parent Borrower, the Foreign Borrower, the Administrative Agent, the Collateral Agent, the agents thereto and the financial institutions listed on the signature pages thereto.

“Third Amendment Effective Date” shall mean October 3, 2013.

“New Replacement Term Loans” shall mean the New Series 2018 Extended Term Loans and the New Series A New Term Loans.

(b)                                 The defined term “Applicable ABR Margin” in Section 1.1 of the Credit Agreement is hereby amended by deleting clauses (ii) and (iii) thereof and replacing them with the following: “(ii) New Series A New Term Loan, 3.75%, (iii) New Series 2018 Extended Term Loan, 2.75% or”.

(c)                                  The defined term “Class” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence after the last sentence of the definition:

“For avoidance of doubt, the New Series 2018 Extended Term Loans and the New Series A New Term Loans are each a separate Class.”

(d)                                 The defined term “Applicable LIBOR Margin” in Section 1.1 of the Credit Agreement is hereby amended by deleting clauses (ii) and (iii) thereof and replacing them with the following: “(ii) New Series A New Term Loan, 4.75%, (iii) New Series 2018 Extended Term Loan, 3.75% or”.

(e)                                  The defined term “Net Cash Proceeds” is hereby amended by deleting the words “or Permitted Sale Leaseback” wherever they appear in such definition and replacing them with “, Permitted SLB/Lien Prepayment Event or Permitted Sale Leaseback”.

(f)                                   The defined term “Maximum Incremental Facilities Amount” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Incremental Facilities Amount” shall mean, after the Third Amendment Effective Date, without duplication, (a) $200,000,000 minus any amount incurred pursuant to Section 10.1(n)(i)(a) from and after the Third Amendment Effective Date, plus (b) additional amounts incurred after the Third Amendment Effective Date, to the extent, both immediately before and after giving effect to such additional amounts (but only to the extent such amounts are drawn in the form of loans on the date of determination and excluding from the calculation of Consolidated Total Debt any netting of Unrestricted Cash that would result from the incurrence of any such portion of the Maximum Incremental Facilities Amount being incurred at such time) that the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 3.00 to 1.00. It is understood that the Series A New Revolving Commitments, the Series A-2018 New Term Loans and the Series B New Term Loans shall not reduce the Maximum Incremental Facilities Amount. For avoidance of doubt, the Series B Additional Term Loans were not New Term Loans under Section 2.14 hereof and the New Replacement Term Loans are not New Term Loans under Section 2.14 (Incremental Facilities) hereof.

(g)                                  The defined term “Prepayment Event” is hereby amended by inserting immediately after the words “Casualty Event” the following: “, Permitted SLB/Lien Prepayment Event”.

(h)                                 Clause (ii) of the defined term “Reinvestment Period” is hereby amended by inserting the following after the words “Permitted Sale Leaseback” wherever such words are used in such definition: “ or a Permitted SLB/Lien Prepayment Event”.

(i)                                    The defined term “Required Series 2018 Extended Term Loan Lenders” in Section 1.1 of the Credit Agreement is hereby amended by replacing the references to “Series 2018 Extended Term Loans” with “New Series 2018 Extended Term Loans”.

(j)                                   The defined term “Term Loan Commitment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s (a) Closing Date Term Loan Commitment, (b) Delayed Draw Term Loan Commitment, (d) agreement, if any, to continue its Existing Series 2018 Extended Term Loan Commitment (as defined in the Third Amendment) as a New Series 2018 Extended Term Loan or the commitment, if any, of such Lender to make a New Series 2018 Extended Term Loan in the amount provided in the Third Amendment, (e) agreement, if any, to continue its Existing Series A New Term Loan Commitment (as defined in the Third Amendment) as a New Series A New Term Loan or the commitment, if any, of such Lender to make a New Series A New Term Loan in the amount provided in the Third Amendment, and (f) if applicable, New Term Loan Commitment made after the Third Amendment Effective Date with respect to any series.

(k)                                 The defined term “Term Loans” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Term Loans” shall mean the Closing Date Term Loans, the Delayed Draw Term Loans, the Series 2018 Extended Term Loans, the Series A New Term Loans, the Series A-2018 New Term Loans, the Series B New Term Loans, the Series B Additional Term Loans, any New Replacement Term Loans, and any New Term Loans (of each Series) incurred after the Third Amendment Effective Date, collectively.

(l)                                     The defined term “Total Term Loan Commitments” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Total Term Loan Commitment” shall mean the sum of the Closing Date Term Loan Commitments, the Delayed Draw Term Loan Commitments, the New Series 2018 Extended Term Loan Commitments, the New Series A New Term Loan Commitments and the New Term Loan Commitments made after the Third Amendment Effective Date, if applicable, of all the Lenders.

(m)                             The Credit Agreement is hereby amended by adding the following new Section 1.8:

“1.8                         Not-For-Profit Universities.

Notwithstanding anything to the contrary in this Agreement, if at any time the Parent Borrower concludes that one or more of its Not-For-Profit Universities no longer should be included as a fully economically consolidated entity (each such Not-For-Profit University, a “Non-Consolidated Not-For-Profit University”) in the consolidated financial statements of the Parent Borrower delivered to the Administrative Agent in accordance with Sections 9.1(a) or 9.1(b), including the consolidated balance sheet of the Parent Borrower and the related consolidated statements of operations and cash flows:

(a)                                 the delivery of any consolidated financial statements of the Parent Borrower for any period prior to the Subsequent Period, which consolidated financial statements included any such Non-Consolidated Not-For-Profit University as a consolidated Subsidiary of the Parent Borrower (each “Prior Financial Statements”) and any accompanying certification and narrative report with respect thereto shall not give rise to a Default or an Event of Default due to the inclusion of any such Non-Consolidated Not-For-Profit University in the consolidated financial statements of the Parent Borrower for any period prior to the Subsequent Period;

(b)                                 any restatement of any Prior Financial Statements solely in connection with any such change in accounting treatment for any Not-For-Profit University shall not give rise to a Default or an Event of Default; and

(c)                                  for each Subsequent Period, to satisfy the delivery of consolidated financial statements of the Parent Borrower and the Subsidiaries to the Administrative Agent pursuant to Section 9.1(a) or Section 9.1(b), as the case may be, the Borrowers shall furnish to the Administrative Agent (i) the consolidated financial statements of the Parent Borrower (excluding any Non-Consolidated Not-For-Profit University) prepared in accordance with GAAP (each “Consolidated Financial Statements”), (ii) the aggregate of the unaudited standalone consolidated financial statements of each Non-Consolidated Not-For-Profit University (each “Non-Consolidated NFP Financial Statements”) prepared in accordance with GAAP, (iii) a reconciliation reflecting (A) the Consolidated Financial Statements minus (B) the aggregate results of each of the Unrestricted Subsidiaries included in the Consolidated Financial Statements, subject to applicable consolidation adjustments (the “Adjusted Consolidated Financial

Statements”), (iv) a reconciliation reflecting (A) the aggregate results of the Non- Consolidated NFP Financial Statements minus (B) the aggregate results of each of the Unrestricted Subsidiaries included in the Non-Consolidated NFP Financial Statements, subject to applicable consolidation adjustments (the “Adjusted Non-Consolidated NFP Financial Statements”), (v) a reconciliation reflecting the aggregate of the results of (A) the Consolidated Financial Statements and (B) the aggregate results of the Non-Consolidated NFP Financial Statements, and (vi) a reconciliation reflecting the aggregate of the results of (A) the Adjusted Consolidated Financial Statements and (B) the Adjusted Non-Consolidated NFP Financial Statements (the reconciliations referred to in clauses (v) and (vi) of Section 1.8(c) is referred to as the “Lender Financials”).

In addition, notwithstanding anything to the contrary herein, the Borrowers shall not be deemed to have failed to comply with any of their agreements under Sections 9.1(a) or 9.1(b) for the purposes of Section 11.3 if any such failure to comply is caused by a need to restate of any Prior Financial Statements solely in connection with any such change in accounting treatment for any Not-For-Profit University until such failure shall continue unremedied 120 days after the date any report is required to be filed with SEC or delivered to the Administrative Agent pursuant to Sections 9.1(a) or 9.1(b).”

(n)                                 Section 2.1(a) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by adding the following sentence immediately before the last sentence of Section 2.1(a):

“On the Third Amendment Effective Date, the New Replacement Term Loans shall constitute Term Loans in all respects.”

(o)                                 The Credit Agreement is hereby amended by deleting Section 5.1(c) in its entirety and replacing it with the following:

“(c) In the event that, on or prior to the date that is six months after the Third Amendment Effective Date, the Parent Borrower (x) makes any prepayment of any of the New Replacement Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to any of the New Replacement Term Loans, the Parent Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lender’s holding the New Replacement Term Loans, (I) in the case of clause (x), a prepayment premium of 1.0% of the amount of the New Replacement Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the New Replacement Term Loans outstanding immediately prior to such amendment.”

(p)                                 The Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (q) of Section 10.2, (ii) replacing the period at the end of clause (r) of Section 10.2 with “; and” and (iii) adding the following new clause (s) to Section 10.2:

“(s) Liens in respect of real estate, fixed or capital assets, and personal property relating solely to such assets, owned or acquired by the Parent Borrower or a

Restricted Subsidiary, provided that (i) the Indebtedness secured thereby does not exceed the fair market value of such assets and in no event shall the Indebtedness secured thereby exceed the Maximum Permitted SLB/Lien Amount (of which no more than $250,000,000 may be secured by assets of the Parent Borrower or a Restricted Subsidiary owned as of the Restatement Effective Date) as calculated immediately prior to the issuance or incurrence of such Indebtedness and (ii) the Net Cash Proceeds received by the Parent Borrower or any of the Restricted Subsidiaries in respect of such Indebtedness secured thereby (A) shall be used for Permitted SLB Investments invested no later than the last day of the Reinvestment Period after the issuance or incurrence of such Indebtedness or (B) if not invested within the Reinvestment Period, shall be promptly applied to the prepayment of the Term Loans;”

(q)                                 The Credit Agreement is hereby amended by deleting Section 10.4(n) in its entirety and replacing it with the following:

“(n) the Parent Borrower and the Restricted Subsidiaries may effect Permitted Sale Leasebacks; provided that Net Cash Proceeds (without giving effect to any reinvestment right) of Permitted Sale Leasebacks received from and after the Restatement Effective Date in respect of assets owned by the Parent Borrower or a Restricted Subsidiary (of which no more than $250,000,000 shall be Net Cash Proceeds of Permitted Sale Leasebacks in respect of assets of the Parent Borrower or a Restricted Subsidiary owned as of the Restatement Effective Date) shall be (i) used, up to the Maximum Permitted SLB/Lien Amount as calculated immediately prior to such Permitted Sale Leaseback, for Permitted SLB Investments, in each case consummated or reinvested no later than the last day of the Reinvestment Period after the consummation of such Permitted Sale Leaseback, or (ii) applied to the prepayment of the Term Loans.”

(r)                                    The Credit Agreement is hereby amended by deleting Section 10.5(w) in its entirety and replacing it with the following:

“(w) Permitted SLB Investments financed with up to the Maximum Permitted SLB/Lien Amount as calculated immediately prior to such Permitted SLB Investments of proceeds of Permitted Sale Leasebacks or Permitted SLB/Lien Prepayment Events received from and after the Restatement Effective Date (of which no more than $250,000,000 shall be proceeds of Permitted Sale Leasebacks or Permitted SLB/Lien Prepayment Events in respect of assets of the Parent Borrower or a Restricted Subsidiary owned as of the Restatement Effective Date) and consummated no later than the last day of the Reinvestment Period after the consummation of such Permitted Sale Leaseback or Permitted SLB/Lien Prepayment Event, as applicable.”

SECTION 2.                            New Replacement Term Loans.

(a)                 Subject to the terms and conditions set forth herein:

(i)                                     (A) each Continuing Series 2018 Extended Term Lender agrees to continue all (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Amendment Effective Date) of its respective Existing

Series 2018 Extended Term Loans as a New Series 2018 Extended Term Loan on the date requested by the Parent Borrower to be the Amendment Effective Date in a principal amount equal to such Continuing Term Lender’s New Series 2018 Extended Term Loan Commitment (as defined below), and (B) each Continuing Series A New Term Lender agrees to continue all (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Amendment Effective Date) of its respective Existing Series A New Term Loans as a New Series A New Term Loan on the date requested by the Parent Borrower to be the Amendment Effective Date in a principal amount equal to such Continuing Term Lender’s New Series A New Term Loan Commitment (as defined below); and

(ii)                                  (A) each Additional New Series 2018 Extended Term Lender agrees to make a New Series 2018 Extended Term Loan on the Amendment Effective Date to the Parent Borrower in a principal amount equal to such Additional New Series 2018 Extended Term Lender’s New Series 2018 Extended Term Loan Commitment and (B) each Additional New Series A New Term Lender agrees to make a New Series A New Term Loan on the Amendment Effective Date to the Parent Borrower in a principal amount equal to such Additional New Series A New Term Lender’s New Series A New Term Loan Commitment. The Parent Borrower shall give notice to the Administrative Agent of the proposed Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Continuing Term Lender and each Additional Term Loan Lender thereof. For the avoidance of doubt, the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by Citigroup Global Markets Inc. (the “Lead Arranger”).

(b)                                 Each Additional Term Loan Lender will make its respective New Replacement Term Loan on the Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.4 of the Credit Agreement, an amount equal to its respective New Term Loan Commitment (as defined below). The “New Series 2018 Extended Term Loan Commitment” (i) of any Continuing Series 2018 Extended Term Loan Lender will be the amount of its Existing Series 2018 Extended Term Loans as set forth in the Register as of the Amendment Effective Date, which shall be continued as an equal amount of New Series 2018 Extended Term Loans, and (ii) of any Additional New Series 2018 Extended Term Loan Lender will be such amount (not exceeding any commitment offered by such Additional New Series 2018 Extended Term Loan Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Amendment Effective Date. The “New Series A New Term Loan Commitment” (i) of any Continuing Series A New Term Lender will be the amount of its Existing Series A New Term Loans as set forth in the Register as of the Amendment Effective Date, which shall be continued as an equal amount of New Series A New Term Loans, and (ii) of any Additional New Series A New Term Loan Lender will be such amount (not exceeding any commitment offered by such Additional New Series A New Term Loan Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Amendment Effective Date.  The New Series 2018 Extended Term Loan Commitment and the

New Series A New Term Loan Commitments shall be referred to each as a “New Term Loan Commitment” and, collectively, as the “New Term Loan Commitments.”

(c)                                  The commitments of the Additional Term Loan Lenders and the continuation undertakings of the Continuing Term Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Replacement Term Loan. The New Replacement Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Parent Borrower and notified to the Administrative Agent as contemplated by Sections 2.3 and 2.6 of the Credit Agreement. The Lenders having Existing Term Loans that are prepaid or continued in connection with the making of the New Replacement Term Loans shall not be entitled to any breakage costs or any other benefits of Section 2.11 of the Credit Agreement with respect thereto.

(d)                                 The Parent Borrower shall make scheduled principal payments on the New Series A New Term Loans as set forth in the Credit Agreement on the dates and in the amounts set forth in the Credit Agreement and the Parent Borrower shall make principal payments on the New Series 2018 Extended Term Loans in an amount equal to the aggregate amount of the scheduled principal payments on the Existing Series 2018 Extended Term Loans under the Credit Agreement on the dates set forth in the Credit Agreement.

(e)                                  The obligation of each New Term Lender to make or acquire by continuation New Replacement Term Loans on the Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.

(f)                                   The provisions of the Credit Agreement with respect to indemnification and reimbursement of costs and expenses shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans.

(g)                                  The continuation of Continued Term Loans shall be deemed a prepayment of the respective Existing Term Loan although the continuation of the Continued Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of New Term Loans in the same amount.

For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Lead Arranger, any Lender with Existing Term Loans that are prepaid as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Term Loans so replaced, at par, together with all accrued interest thereon, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Section 5.1(a) of the Credit

Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

(h)                                 The Parent Borrower specifies that (a) prepayment of the Series 2018 Extended Term Loans (including the Series B New Term Loans and the Series B Additional Term Loans) and the Series A-2018 New Term Loans (whether by continuation of the Existing Series 2018 Extended Term Loans or the Additional New Series 2018 Extended Term Loans) shall be applied to the Series 2018 Extended Term Loans and the Series A-2018 New Term Loans, and (b) prepayment of the Series A New Term Loans (whether by continuation of the Existing Series A New Term Loans or the Additional New Series A New Term Loans) shall be applied to the Series A New Term Loans.

(i)                                     Each New Term Loan Lender acknowledges and agrees that, upon its execution of this Amendment and the continuation into or making of its respective New Replacement Term Loan, such New Term Loan Lender shall continue to be or become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, shall be a party to the Credit Agreement as a “Lender” and shall be subject to and bound by the terms thereof.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders party hereto and the Administrative Agent that, as of the date hereof:

(a)                                 After giving effect to this Amendment, the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

(b)                                 Each Borrower has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each other Credit Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Borrower of this Amendment and each other Credit Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Borrower. The execution and delivery of this Amendment and the performance of the Credit Agreement by each Borrower do not and will not (i) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, where the failure to obtain such registration, consent or approval or give such notice, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower (other than Liens created under the Credit Documents) pursuant to, the terms of any Contractual Requirement;

(c)                                  This Amendment has been duly executed and delivered by each Borrower that is a party hereto and this Amendment is the legally valid and binding obligation of each such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(d)                                 No Default or Event of Default has occurred and is continuing.

SECTION 4.                      Amendment Effectiveness.  The effectiveness of this Amendment shall be subject to the following conditions precedent:

(a)                                 the Administrative Agent shall have received from each of the Borrowers and the Lenders constituting Required Lenders and each of the New Term Loan Lenders, a duly executed and delivered counterpart of this Amendment signed on behalf of such party;

(b)                                 the Administrative Agent shall have received the executed legal opinion letter of DLA Piper LLP (US), as counsel to the Parent Borrower, with respect to this Amendment executed by the Parent Borrower; and

(c)                                  the Administrative Agent shall have received for its account or the account of each Agent entitled thereto (if applicable) all fees in connection with this Amendment agreed to prior to the Amendment Effective Date and all amounts due and payable to the Administrative Agent on or prior to the Amendment Effective Date pursuant to the Credit Documents, including to the extent invoiced prior to the date hereof, reimbursement of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrowers hereunder or under any other Credit Document with respect to this Amendment.

The date on which such conditions have been satisfied (or waived by the Administrative Agent) is referred to herein as the “Amendment Effective Date”.

SECTION 5. Effect of Amendment. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. On and after the effective date of this Amendment, this Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 6. Consent. Each Lender that delivers an executed counterpart of this Amendment (including the Lender Addendum) hereby consents to this Amendment. By delivery of an executed counterpart of this Amendment, the Administrative Agent and each Borrower consents to this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.  Submission to Jurisdiction; WAIVER OF JURY TRIAL.  Section 14.13 of the Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10. Headings; Recitals. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The Recitals are incorporated herein and made a part of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LAUREATE EDUCATION, INC.,
as Parent Borrower

By:	/s/ Eilif Serck-Hanssen
Name:	Eilif Serck-Hanssen
Title:	Executive Vice President and
Chief Financial Officer

INICIATIVAS CULTURALES DE
ESPANA S.L., as Foreign
Subsidiary Borrower

By:	/s/ Eilif Serck-Hanssen
Name:	Eilif Serck-Hanssen
Title:	Director

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Caesar W. Wyszomirski
Name:	Caesar W. Wyszomirski
Title:	Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

NEW TERM LOAN LENDER SIGNATURE PAGE

Date: 10/2/13

Citicorp North America, Inc.,
as a New Term Loan Lender

By:	/s/ David Tuder
Name:	David Tuder
Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

NEW TERM LOAN LENDER SIGNATURE PAGE

Date: 10/2/13

Citicorp North America, Inc.,
as a New Term Loan Lender

By:	/s/ David Tuder
	Name:	David Tuder
	Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]